EXHIBIT 10.17

PROMISSORY NOTE

$25,000,000	September , 2004

ARGONAUT GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of LaSalle Bank National Association in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of September     , 2004, (as the same may be amended, restated, supplemented or otherwise modified from time to time and in effect from time to time, the “Agreement”), among the Borrower, the Lender and certain other financial institutions as lenders, and LaSalle Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

ARGONAUT GROUP, INC.

By:
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF ARGONAUT GROUP, INC.,

DATED AS OF SEPTEMBER     , 2004

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance